UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2009

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY		12106
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 13, 2009, American Bio Medica Corporation (the “Company”) received notice from the NASDAQ Stock Market (“NASDAQ”) stating that NASDAQ has determined that it is appropriate to continue the temporary suspension of the bid price and market value of publicly held shares requirements for approximately two (2) additional weeks, or until July 31, 2009. NASDAQ stated that the extension will provide some additional time for market conditions to return to normal, and for the Company to develop a plan to regain compliance with the continued listing requirements.

Based on discussions with the United States Securities and Exchange Commission (“SEC”), NASDAQ does not expect any further extensions of the suspension.

Since the Company had twenty two (22) calendar days remaining in its bid price compliance period when the suspension began, it will, upon reinstatement of the rules on August 3, 2009, still have this number of days, or until August 24, 2009 to regain compliance. The Company can regain compliance, either during the suspension or during the compliance period resuming after the suspension, by achieving a $1.00 closing bid price for a minimum of ten (10) consecutive trading days.

The NASDAQ notice has no effect on the listing of ABMC’s common stock on The NASDAQ Capital Market at this time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report on Form 8-K

Exhibit 99.1 – American Bio Medica Corporation Press Release issued July 15, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer Corporate Secretary

Dated: July 15, 2009